Modular Construction & Technology ServiceS Agreement

This Modular Construction & Technology Services Agreement (this “Agreement”) is made and effective as of June 28, 2016 (the “Effective Date”), by and between AmericaTowne, Inc., a Delaware corporation and reporting company under the rules promulgated by the United States Securities and Exchange Commission, with a mailing address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“AmericaTowne”), and ATI Modular Technology Corp, a Nevada corporation with an address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“ATI Modular”). AmericaTowne and ATI Modular may be defined singularly as a “Party” or collectively as the “Parties.”

WITNESSETH

WHEREAS, the Parties have determined that the related-party transaction contemplated by this Agreement would be advantageous and beneficial to their respective companies and shareholders.

WHEREAS, AmericaTowne has represented to ATI, and ATI has confirmed the representations made by AmericaTowne, that AmericaTowne is in negotiations with the Shexian County Bureau under a proposed and pending Cooperative Agreement whereby AmericaTowne and the Shexian County Bureau are pursuing a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains, Shexian, China. In addition, AmericaTowne, at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency plan to pursue the development of an AmericaTowne Community and an International School in Longyan County China.

WHEREAS, under the terms of the prospective Cooperative Agreement, AmericaTowne and the Shexian County Bureau have agreed to a partnership in furthering the development of an AmericaTowne community in the Hanwang mountains, Shexian, China. In addition, AmericaTowne, at the invitation of the Xiamen Longyan City Chamber of Commerce, Xiamen/Longyan China and the Xiamen City Growth Planning Agency plan to pursue the development of an AmericaTowne Community and an International School in Longyan County China.

WHEREAS, although the Cooperative Agreement is not definitive at this time, AmericaTowne and ATI have agreed to this Agreement in anticipation of execution of the definitive Cooperative Agreement in order to show their respective future intents and promises to the Shexian County Bureau.

WHEREAS, ATI Modular in developing its cooperative agreement in modular construction with Shexian County Bureau is expected to have the research, technology, and capabilities in modular construction sought after, and as such, could provide AmericaTowne with the capabilities required to build AmericaTowne communities in China.

WHEREAS, in consideration for AmericaTowne having an exclusive agreement with ATI Modular in providing the research, development and technology required to construct buildings using modular technology, the Parties agree to the terms and conditions of this Agreement.

WHEREAS, the Recitals stated herein are not mere statements, but representations and warranties of the parties, and material terms in which each party has relied upon in executing this Agreement.

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1.      Term of Agreement. This Agreement shall become effective upon the Effective Date and, absent gross negligence, willful and material breach of this Agreement or intentional violation of any law by ATI Modular that cannot be reasonably cured by ATI Modular within thirty (30) days of receipt of written notice by AmericaTowne of the alleged action or omission, this Agreement shall not be terminated absent mutual written agreement between the Parties prior to June 10, 2020 (the “Term”). Further, AmericaTowne, exercising its sole discretion, may terminate this agreement before June 10, 2020, by providing ATI Modular a ninety-day written notice of its intentions. The Parties agree that in the event of termination under this Section 1, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Upon termination under this Section 1, AmericaTowne shall reimburse ATI Modular for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement.

2.      Option and Conditions to Extension of Term. AmericaTowne, exercising its sole discretion, retains the option to extend the Term through June 10, 2025 subject to the terms of this Section 2 (the “Option Term”). The Option Term shall become effective upon AmericaTowne providing written notice to ATI Modular by 5:00 p.m. EST on March 10, 2019 of its intent to exercise the option right herein. AmericaTowne may terminate this Agreement at any time during the Option Term by providing written notice to ATI Modular fifteen (15) days prior to the termination. The Parties agree that in the event of termination under this Section 2, any and all corresponding rights, duties and obligations intended to survive post-termination shall remain in full force and effect. Upon termination under this Section 2, AmericaTowne shall reimburse ATI Modular for any approved compensation and expenses incurred related to fulfilling its duties under this Agreement.

3.      Scope of Services. ATI Modular shall provide the research, development, training and modular technology in a manner deemed commercially acceptable by AmericaTowne based on its commercially reasonable requirements, plans and specifications, which shall be agreed upon in advance of any substantial and material construction (collectively referred to as the “Services”).

4.      Compensation. In consideration of ATI Modular providing the Services, the Parties have agreed to the “Compensation Schedule” attached hereto as Exhibit A.

5.      Exclusive Independent Contractor. ATI Modular is an independent contractor, and for the consideration agreed upon herein, agrees to provide the Services on an exclusive basis to ATI Modular, absent written consent of AmericaTowne. AmericaTowne shall cooperate with ATI Modular in providing ATI Modular with sufficient and confidential information and knowledge of AmericaTowne’s business in order for ATI Modular to perform under this Agreement. AmericaTowne agrees to be responsible for all costs necessary in providing this information and knowledge to ATI Modular. ATI Modular has the sole right to control and direct the means, manner, and method by which the services required by this Agreement will be performed. ATI Modular has the right to perform the services required by this Agreement at any place or location and at such times as ATI Modular may determine. ATI Modular has the right to hire assistants as subcontractors or to use employees to provide the services required by this Agreement provided that such individuals have no less than six months of experience in providing services contemplated under this Agreement.

ATI Modular represents that those subcontractors or employees performing services under this Agreement on behalf of ATI Modular meet ATI Modular’s conditions of employment. ATI Modular, or ATI Modular’s employees or contract personnel, shall perform the services required by this Agreement, and AmericaTowne shall not hire, supervise, or pay any assistants to help ATI Modular. Neither ATI Modular nor its employees or contract personnel shall receive any training from AmericaTowne in the professional skills necessary to perform the services required by this Agreement, unless otherwise agreed upon by the Parties.

6.      Waiver and Assumption of Liability. ATI Modular assumes all liability for personal injuries of any kind or death directly related to its performance under this Agreement. ATI Modular assumes all liability and responsibility for its personal property while acting under this Agreement.

7.      Confidential Information. ATI Modular will not disclose or use, either during or after the term of this Agreement, any proprietary or confidential information of AmericaTowne without AmericaTowne’s prior written consent except to the extent necessary to perform services on AmericaTowne’s behalf. Proprietary or confidential information includes the written, printed, graphic, or electronically recorded materials furnished by AmericaTowne for ATI Modular to use; information belonging to AmericaTowne about whom ATI Modular gained knowledge as a result of the ATI Modular’s services to AmericaTowne. AmericaTowne agrees it will not provide ATI Modular with false written or verbal information. ATI Modular shall not be restricted in using any material that is publicly available, already in ATI Modular’s possession, or known to ATI Modular without restriction, or that is rightfully obtained by ATI Modular from sources other than AmericaTowne. On termination of this Agreement, ATI Modular shall deliver to AmericaTowne all materials in ATI Modular’s possession relating to AmericaTowne’s business.

8.      Agreement Not To Circumvent. The Parties agree that the AmericaTowne has a legitimate business purpose in seeking a restrictive covenant from ATI Modular not to directly or indirectly circumvent confidential information in order to either benefit directly or indirectly from the opportunities presented by and paid for by AmericaTowne. The Parties agree that the restrictions in this section are fair and reasonable in all respects. If any provision of this section are ever held by a court to be unreasonable, the Parties agree that this section shall be enforced to the extent it is deemed to be reasonable. This section survives any termination of this Agreement.

9.      Covenant Not To Compete. ATI Modular agrees that in consideration of the compensation set forth herein and in consideration of the AmericaTowne sharing confidential and proprietary information with ATI Modular, ATI Modular agrees that during the Term herein, and during any Option Term, and for six (6) months after termination of this Agreement, ATI Modular shall not actively compete against AmericaTowne in the United States of America or in any other country in which the AmericaTowne now or during the Term or, if applicable, the Option Term of this Agreement does business. By executing this Agreement, ATI Modular agrees that the AmericaTowne has a legitimate business interest in seeking the restrictive covenant herein.

10.      Intellectual Property. All materials developed by ATI Modular for AmericaTowne, if any, will belong exclusively to AmericaTowne, and will be deemed to have been developed and created by ATI Modular for AmericaTowne as “work for hire.” ATI Modular will execute any and all documents necessary to assign and transfer to the AmericaTowne all intellectual property and other rights in materials and information created for the Trinity pursuant to this Agreement.

11.      Mutual Indemnification/Hold Harmless. ATI Modular, as an independent contractor, agrees to indemnify, defend, and hold harmless AmericaTowne from any and all liability resulting from intentional or reckless acts or the acts of the employees or agents of ATI Modular. Likewise, AmericaTowne agrees to indemnify, defend, and hold harmless ATI Modular from any and all liability resulting from intentional or reckless acts or the acts of the employees, agents, franchisees, licensees, directors or officers of AmericaTowne.

The party entitled to indemnification is defined in this Section 11 as the “Indemnified Party,” and the party providing the indemnity is the “Indemnifying Party.” In the event of a lawsuit, investigation, or claim, the Indemnifying Party will, at its sole discretion, cost and expense, protect, defend, indemnify, release and hold harmless the Indemnified Party from losses arising out of or resulting from any inaccuracy, misrepresentation or breach or non-fulfillment of any covenant or agreement by the Indemnifying Party in connection with: (i) any and all claims, liabilities, losses or damages related solely and exclusively to statements prepared by, or made by, the Indemnified Party that were either approved in advance by the Indemnifying Party or entirely based on information provided by the Indemnifying Party to the Indemnified Party expressly for use in connection with the services under this Agreement, and (ii) all claims, actions, suits, proceedings, demands, assessments, judgments, costs and expenses, including, without limitation, any legal fees and expenses, incident to any of the foregoing, except in case of the   Indemnified Party’s gross negligence, bad faith or willful misconduct with respect thereto.

12.      Permits and Licenses. ATI Modular declares that it has complied with all federal, state, and local laws requiring business permits, certificates, and licenses required to carry out the services to be performed under this Agreement.

13.      Assignment. Neither party shall assign its rights or duties under this Agreement unless it receives the prior written approval of the other party, which approval may be withheld in such party’s sole discretion.

14.      Amendment. This Agreement may be amended by a writing signed by the Parties.

15.      Severability. If any term, provision, covenant or restriction contained in this Agreement is held by any court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants or restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and if a covenant or provision is determined to be unenforceable by reason of its extent, duration, scope or otherwise, then the Parties intend and hereby request that the court or other authority making that determination shall only modify such extent, duration, scope or other provision to the extent necessary to make it enforceable and enforce it in its modified form for all purposes of this Agreement.

16.      Complete Agreement. This Agreement, and the Compensation Schedule, contains the entire agreement between the parties with respect to the matters covered herein. Yilaime acknowledges that he or she is entering into this Agreement solely on the basis of the written representations contained herein.

17.      Applicable Law. This Agreement shall be governed by the laws of North Carolina. The Parties agree that, should any dispute arise out of, in connection with, or relating to this Agreement, that they shall cooperate in good faith to resolve any such disputes, and if unsuccessful, the Parties agree to binding arbitration under the procedural rules of the American Arbitration Association. The Parties agree that such arbitration shall be final and binding, and that by agreeing to arbitration, are waiving their right to seek legal remedies in Court and agree to waive the right to a trial by jury; however, the Parties agree that they have the right to seek equitable relief from a Court of competent jurisdiction for any alleged breach of Sections 6 through 9 of this Agreement.

18.      Counterparts; Electronic or Facsimile Signature. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Signatures on this Agreement may be communicated by facsimile transmission and shall be binding upon the parties hereto so transmitting their signatures. Counterparts with original signatures shall be provided to the other parties hereto following the applicable facsimile transmission; provided that the failure to provide the original counterpart shall have no effect on the validity or the binding nature of this Agreement.

19.      Joint Drafting, Negotiation and Conflict Waiver. Each Party agrees that they have had an opportunity to participate in the drafting, preparation and negotiation of this Agreement. Each of the Parties expressly acknowledges such participation and negotiation in order to avoid the application of any rule construing contractual language against the drafter thereof and agrees that the provisions of this Agreement shall be construed without prejudice to the Party who actually memorialized this Agreement in final form. ATI Modular acknowledges that Paesano Akkashian Apkarian, P.C. (“PAA”) has disclosed to it that it is legal counsel to AmericaTowne and that an actual or perceived conflict of interest may exist under the Michigan Rules of Professional Conduct by virtue of the fact that ATI Modular is a related party to AmericaTowne. ATI Modular acknowledges that PAA has thoroughly explained the conflict, and to the extent such a conflict exists, ATI Modular waives the conflict.

20.      Conflict Waiver Related to Alton Perkins. The Parties acknowledge that this Agreement is intended to serve as a step in the restructuring of the Parties in furtherance of ATI Modular’s business objectives, and in furthering ATI Modular’s business relationship with AmericaTowne and future services to be provided to AmericaTowne. The Parties acknowledge that Alton Perkins is the Chairman of the Board, President, Treasurer and Secretary for AmericaTowne and ATI Modular. To the extent an actual or perceived conflict of interest exists related to Mr. Perkins’ positions with AmericaTowne, ATI Modular knowingly waives the conflict since the execution of this Agreement is in the best interests of ATI Modular.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date set forth above.

AmericaTowne Inc.

By: /s/ Xiang Mei Lin

Xiang Mei Lin

Acting Chairman of the Board

Authorized by Board of Directors

ATI Modular TECHNOLOGY CORP

By: /s/Alton Perkins

Alton Perkins
Chairman of the Board

Authorized by Board of Directors

EXHIBIT A COMPENSATION SCHEDULE

This Compensation Schedule (this “Schedule”) is made and effective as of June 28, 2016 (the “Effective Date”), by and between AmericaTowne, Inc., a Delaware corporation and reporting company under the rules promulgated by the United States Securities and Exchange Commission, with a mailing address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“AmericaTowne”) and ATI Modular Technology Corp, a Nevada corporation with an address for notice purposes of 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609 (“ATI Modular”). AmericaTowne and ATI Modular may be defined singularly as a “Party” or collectively as the “Parties.”

WHEREAS, until further written amendment hereto signed by the Parties, the Parties agree that this Schedule shall govern compensation from AmericaTowne to ATI Modular for providing the “Services,” as defined in the Modular Construction & Technology Services Agreement dated June 28, 2016 between the Parties (hereinafter the “Agreement”).

NOW, THEREFORE, in consideration the representations, warranties and agreements herein contained, the Parties agree as follows:

1. Compensation. AmericaTowne will pay ATI Modular a quarterly fee of $125,000 USD per quarter. The initial fee is due upon signing this agreement, and starting on July 1, 2016 all subsequent quarterly fees are due no later than second month of each calendar quarter.

2. ATI Is Not Being Compensated As A Real Estate Broker. AmericaTowne agrees that ATI Modular is not being compensated as a real estate broker or salesperson as ATI Modular is not licensed as such a broker or salesperson, and ATI Modular shall not sell or offer for sale, buy or offer to buy, provide or offer to provide market analyses, list or offer or attempt to list, or negotiate the purchase or sale or exchange or mortgage of real estate, and AmericaTowne acknowledges and agrees that it will retain its own attorneys, accountants and real estate brokers and/or salespeople, as needed, for any transactions contemplated under the Agreement and this Schedule.

3. ATI Is Not Being Compensated As A Securities Broker or Dealer. AmericaTowne agrees that ATI Modular is not being compensated as a broker/dealer or registered FINRA representative in the business of selling securities. AmericaTowne acknowledges that the Agreement and this Schedule is limited solely to the Services under the Agreement. Payment of any consideration under this Schedule constitutes a waiver and release of any claims by AmericaTowne that the payment is related in any manner to the sale of securities.

4. Merger and Integration. This Schedule, along with the Agreement, contain the entire agreements of the Parties, and any and all prior schedules, agreements, representations, promises or, to the extent recognized by a court of competent jurisdiction to constitute binding duties and obligations under North Carolina law, are superseded by and/or merged into the aforementioned agreements.

5. Miscellaneous. The Parties agree that all other remaining provisions set forth in the Agreement are incorporated by reference as if fully stated herein.

[SIGNATURES ON NEXT PAGE]

IN WITNESS WHEREOF, the Parties hereto have caused this Schedule to be executed and delivered as of the date set forth above.

AmericaTowne Inc.

By: /s/Xiang Mei Lin

Xiang Mei Lin

Acting Chairman of the Board

Authorized by Board of Directors

ATI Modular TECHNOLOGY CORP

By: /s/Alton Perkins

Alton Perkins
Chairman of the Board

Authorized by Board of Directors

-9-